Exhibit 99.1

MOORESVILLE SAVINGS BANK, SSB

EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

FINANCIAL REPORT

(Compiled)

DECEMBER 31, 2001

INDEPENDENT ACCOUNTANT’S REPORT

To the Plan Administrator

Mooresville Savings Bank, SSB

Employees Savings and Profit Sharing Plan

Mooresville, North Carolina

We have compiled the accompanying statements of net assets available for benefits of the Mooresville Savings Bank, SSB Employees Savings and Profit Sharing Plan as of December 31, 2001 and 2000, and the related statement of changes in net assets available for benefits for the year ended December 31, 2001 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting information that is the representation of management in the form of financial statements. We have not audited or reviewed the accompanying financial statements or supplementary schedule and, accordingly, do not express an opinion or any other form of assurance on them.

The Plan Administrator has elected to omit substantially all of the disclosures required by accounting principles generally accepted in the United States of America. If the omitted disclosures were included in the financial statements, they might influence the user’s conclusions about the plan’s net assets available for benefits and changes therein. Accordingly, these financial statements are not designed for those who are not informed about such matters.

Charlotte, North Carolina

June 9, 2003

MOORESVILLE SAVINGS BANK, SSB

EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

December 31, 2001 and 2000

See Accountant’s Report

	2001	2000
ASSETS
Investments at fair value	$2,226,202	$1,952,554
Due from broker for securities transaction pending	760	—
Accrued interest and dividends	17,623	—

Total assets	2,244,585	1,952,554

LIABILITIES
Trust and record keeping fees payable	979	—

Net assets available for benefits	$2,243,606	$1,952,554

MOORESVILLE SAVINGS BANK, SSB

EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

Year Ended December 31, 2001

See Accountant’s Report

Additions to net assets attributed to:
Investment income:
Net appreciation in fair value of investments, interest and dividends	$185,502

Contributions:
Employer contributions	46,090
Employee contributions	98,359

Total additions	329,951

Deductions from net assets attributed to:
Benefits paid to participants	34,494
Administrative expenses	4,405

Total deductions	38,899

Net increase	291,052
Net assets available for benefits:
Beginning of year	1,952,554

End of year	$2,243,606

MOORESVILLE SAVINGS BANK, SSB

EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

SCHEDULE H—ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR

December 31, 2001

Sponsor Federal I.D. #56-0326988 (Plan #002)

See Accountant’s Report

	Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par or maturity value	Current value
	Money market:
	Barclays Global Investors, NA	Government Fund (39,832 shares)	$39,832
	Common stock:
*	Coddle Creek Financial Corp.	Common stock (31,909 shares)	829,634
	Mutual funds:
	Barclays Global Investors, NA	Equity Index Fund (25,410 shares)	389,023
	Barclays Global Investors, NA	Midcap Fund (459 shares)	8,562
	Barclays Global Investors, NA	Bond Fund (413 shares)	6,061
	Barclays Global Investors, NA	Stable Value Fund (4,243 shares)	56,275
	Barclays Global Investors, NA	International Fund (284 shares)	2,692
	Barclays Global Investors, NA	S&P 500 Value Fund (2,671 shares)	26,919
	Barclays Global Investors, NA	S&P 500 Growth Fund (2,966 shares)	25,391
	Barclays Global Investors, NA	Russell 2000 Fund (53 shares)	616
	Barclays Global Investors, NA	Collective Short Term Investment Fund (396,161 shares)	396,161
	Certificate of deposit:
*	Mooresville Savings Bank, SSB	7.5%, due 6/28/03; 430,000 units	430,000
*	Mooresville Savings Bank, SSB Employees Savings and Profit Sharing Plan	Loans to participants at varying rates and maturity dates	15,036

			$2,226,202

*	Represents a party in interest.

4